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                                                                     Exhibit (b)

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           THE TARGET PORTFOLIO TRUST

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                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I - DEFINITIONS                                                     1

ARTICLE II - OFFICES                                                        1
     Section 1.     Principal Office                                        1
     Section 2.     Other Offices                                           1

ARTICLE III - SHAREHOLDERS                                                  2
     Section 1.     Meetings                                                2
     Section 2.     Notice of Meetings                                      2
     Section 3.     Record of Date for Meetings and Other Purposes          2
     Section 4.     Proxies                                                 3
     Section 5.     Inspection of Records                                   4
     Section 6.     Action without Meeting                                  4

ARTICLE IV - TRUSTEES                                                       4
     Section 1.     Meetings of the Trustees                                4
     Section 2.     Quorum and Manner of Acting                             6

ARTICLE V - COMMITTEES                                                      6
     Section 1.     Executive and Other Committees                          6
     Section 2.     Meetings, Quorum and Manner of Acting                   7

ARTICLE VI - OFFICERS                                                       8
     Section 1.     General Provisions                                      8
     Section 2.     Term of Office and Qualifications                       8
     Section 3.     Removal                                                 8
     Section 4.     Powers and Duties of the President                      9
     Section 5.     Powers and Duties of Vice President                     9
     Section 6.     Powers and Duties of the Treasurer                     10
     Section 7.     Powers and Duties of the Secretary                     10
     Section 8.     Powers and Duties of Assistant Treasurers              11
     Section 9.     Powers and Duties of Assistant Secretaries             11
     Section 10.    Compensation of Officers and Trustees and
                         Members of Advisory Board                         11

ARTICLE VII - FISCAL YEAR                                                  11

ARTICLE VIII - SEAL                                                        12

ARTICLE IX - WAIVERS OF NOTICE                                             12

ARTICLE X - CUSTODY OF SECURITIES                                          12
     Section 1.     Employment of a Custodian                              12
     Section 2.     Action upon Termination of Custodian Agreement         13

                                      -i-
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                         TABLE OF CONTENTS (continued)

     Section 3.     Provisions of Custodian Contract                       13
     Section 4.     Central Certificate System                             14

ARTICLE XI - INDEMNIFICATION                                               15

ARTICLE XII - AMENDMENTS                                                   19

                                      -ii-
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                                    BY-LAWS

                                       OF

                           THE TARGET PORTFOLIO TRUST

                                   ARTICLE I

                       AGREEMENT AND DECLARATION OF TRUST


     SECTION 1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (Declaration of Trust) of the Target Portfolio Trust.

     SECTION 2. DEFINITIONS. The terms used herein have the respective meanings given them in the Declaration of Trust.


                                   ARTICLE II

                                    OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located in the City of New York, State of New York, or such other location as the Trustees may, from time to time determine.

     SECTION 2. OTHER OFFICES. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.
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                                  ARTICLE III

                                  SHAREHOLDERS


     SECTION 1. MEETINGS. Meetings of the Shareholders shall be held to the extent provided in the Declaration of Trust at such place within the United States of America as the Trustees shall designate. To the extent required by the 1940 Act, meetings of the Shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees upon the written request of Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote. The holders of one-third of the outstanding Shares of the Trust or series of the Trust present in person or by proxy and entitled to vote shall constitute a quorum with respect to Shares of the Trust or such series at any meeting of the Shareholders.

     SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of the Shareholders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Shareholder at his or her address as recorded on the register of the Trust mailed at least (10) days and not more than ninety
(90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the

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meeting.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may


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vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware corporation.

     Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders of the Trust or the applicable series of the Trust entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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                                   ARTICLE IV

                                    Trustees


     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his or her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall


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constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the Investment Company Act of 1940, as amended.

     Section 2. Quorum and Manner of Acting. One-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by statute or by the Declaration of Trust or by these By-Laws.


                                   ARTICLE V

                                   Committees

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3)

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Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number or otherwise other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

     Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference

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circuit.

     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

                                   ARTICLE VI

                                    Officers

     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his or her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person.

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Any officer may be but none need be a Trustee or Shareholder.

     SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

     SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

     SECTION 5. POWERS AND DUTIES OF VICE PRESIDENT. In the absence or disability of the President, the Vice President or, if

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there be more than one Vice President, any Vice President designated by the
Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

     SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     SECTION 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in

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accordance with the provisions of these By-Laws and as required by law; and
subject to these By-Laws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

     SECTION 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     SECTION 9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence of disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     SECTION 10. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.


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                                  ARTICLE VII

                                FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the last day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


                                   ARTICLE IX

                               WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.


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                                   ARTICLE X

                             CUSTODY OF SECURITIES

     SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $20,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

     SECTION 2. ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

     SECTION 3. PROVISIONS OF CUSTODIAN CONTRACT. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become


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entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything to the contrary in these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases. In connection with repurchase agreements, the Custodian shall transmit prior to receipt on behalf of the Fund of any securities or other property, funds from the Fund's custodian account to a special custodian approved by the Trustees of the Fund, which funds shall be used to pay for securities to be purchased by the Fund subject to the Fund's obligation to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the Trust's purchase of sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Fund


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of any securities or other property, funds from the Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

     SECTION 4. CENTRAL CERTIFICATE SYSTEM. Subject to applicable rules, regulations, and orders adopted by the Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE XI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     SECTION 1. AGENTS, PROCEEDINGS, EXPENSES. For the purpose of this Article, "agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving

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at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

     SECTION 2. INDEMNIFICATION. Subject to the exceptions and limitations contained in Section 3 below, the Trust shall indemnify present and former Trustees, officers, employees and agents of the Trust (each a "Covered
Person") against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. The Trust shall advance the expenses of Covered Persons who are parties to any proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. Pursuant and subject to this Article XI,
Section 2, the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

     SECTION 3. LIMITATIONS, SETTLEMENTS. No indemnification shall be provided hereunder to an agent:

          (a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

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          (b)  with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct;

                    (i) by the court or other body before which the proceeding was brought;

                    (ii) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                    (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

               provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (i) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of


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               disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

                              Section 4. INSURANCE, RIGHTS NOT EXCLUSIVE. The
               rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

                              Section 5. ADVANCE OF EXPENSES. Expenses incurred
               by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article VI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking,
               (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither


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Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article VI.

      Section 6. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.


                                  ARTICLE XII

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) a Majority Shareholder Vote or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted

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or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.

                                End of By-Laws.

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